TRACTOR SUPPLY UNVEILS LIFE OUT HERE 2030 STRATEGY AT 2024 INVESTMENT COMMUNITY DAY
     • Provides Clear Roadmap to Achieve Robust Growth Outlook
     • Accelerates New Store Growth Outlook as the Company Raises Target for New Store Opportunity
        to 3,200 Stores, an Increase of 200 Sites
     • Updates Long-Term Growth Outlook
     • Announces 5-for-1 Stock Split

Brentwood, Tenn., December 5, 2024 - Tractor Supply Company (NASDAQ: TSCO), the largest rural lifestyle retailer in the United States (the “Company”), announced it will present its Life Out Here 2030 strategy later today at its Investment Community Day. This strategy marks the next phase of its growth plans.

“Tractor Supply has a rich history and track record of success. Over the last five years, we have delivered strong financial performance and enhanced our competitive advantages through the execution of our Life Out Here strategy. With an expanded total addressable market of $225 billion, we have significant runway for growth. Our Life Out Here 2030 strategy continues the momentum of our existing initiatives as well as launches new initiatives such as Pet Rx and Direct Sales. We remain steadfast in our commitment to drive sustainable growth and long-term value for our shareholders. Tractor Supply has never been stronger and the next five years are going to be very exciting,” said Hal Lawton, president and chief executive officer of Tractor Supply.

Investment Community Day Highlights
During the Investment Community Day, Tractor Supply’s executive leadership team will share the significant progress the Company has made over the last five years to transform its business and outline the next phase of its strategic plan, Life Out Here 2030. Since first introducing its Life Out Here strategy in October 2020, the Company has scaled its Project Fusion store layout and remodel program to about 50% of its stores, completed more than 550 garden centers, added 22 million members to its Neighbor’s Club loyalty program, grown its digital sales by more than 340% and opened 13 distribution facilities. The Company’s Life Out Here 2030 strategy complements this progress with the addition of the following strategic initiatives:

•Localization – Tailor product selection to meet specific demographic and regional needs to maximize relevance while remodeling store layout and adding updated features
•Direct Sales Opportunity – Extend its legendary customer service to address the “Out Here” business-to-business market including larger farms, small to medium businesses and event spaces
•Pet and Animal Rx – Expand capabilities to grow share of wallet with pet and animal customers while driving increased loyalty through its more than 37 million Neighbor’s Club members
•Final Mile Delivery – Create a comprehensive and scalable final mile delivery solution to provide greater order visibility and delivery reliability to its customers and unlock the potential of its direct sales opportunity
•Tractor Supply Retail Media Network – Scale comprehensive media platform to support its brand partners and activate a new profit stream
•Private / Exclusive Brands – Increase penetration of private label and exclusive licensed brands to enhance differentiation and improve gross margins

As part of its Life Out Here 2030 strategy, Tractor Supply is updating its long-term financial algorithm.

The Company’s management will provide further insights on these financial targets at today’s event.

Kurt Barton, executive vice president and chief financial officer of Tractor Supply, commented, “Tractor Supply is committed to building on our longstanding track record of creating shareholder value. Capitalizing on our key competitive advantages and the ongoing strength of our current initiatives, along with investments in new growth opportunities, positions us well to continue gaining market share."

Targets
Net Sales	+6% to +8%
Comparable Store Sales	+3% to +5%
Operating Margin	10% to 10.5%
Earnings per Diluted Share	+8% to +11%
Capital Expenditures	~4% of Net Sales
Share Repurchases	1% to 2% Net Float Reduction

In 2025, the Company anticipates opening 90 new Tractor Supply stores and approximately 10 new Petsense by Tractor Supply stores. The Company updated its total addressable market to approximately $225 billion from $180 billion and its long-term store count to 3,200, an increase of 200 locations.

These estimated growth rate targets do not constitute guidance for any currently identifiable period and represent long-term annual targets over time. Performance in any individual year may be lower or higher than these targets.

5-for-1 Stock Split
The Board of Directors of Tractor Supply approved a 5-for-1 stock split of the Company’s issued common stock to make its stock more accessible to team members and investors. Shareholders of record as of December 16, 2024, will receive four additional shares for each share held, which will be distributed after market close on December 19, 2024. Tractor Supply’s shares are expected to begin trading on a stock-split adjusted basis at the market open on December 20, 2024. This represents the fifth stock split for Tractor Supply since it went public more than 30 years ago in 1994.

Tractor Supply team members may purchase shares of the Company’s stock at a 15% discount through the convenience of bi-weekly payroll deductions. The employee stock purchase plan is a long-term investment option that allows team members to share in Tractor Supply's growth.

Barton commented, “Tractor Supply has a history of stock splits to help our team members take advantage of our employee stock purchase benefits, as well as appeal to a broader range of retail investors. We believe that the stock split will make our common stock more affordable and attractive to potential investors, including our team members, and increase the liquidity of the trading of the shares of our common stock.”

Webcast Video Event Information
The event will be webcast live at IR.TractorSupply.com today, Thursday, December 5, 2024 at 1 p.m. ET. A replay of the webcast will also be available for viewing shortly after the event.

About Tractor Supply Company
For more than 85 years, Tractor Supply Company (NASDAQ: TSCO) has been passionate about serving the needs of recreational farmers, ranchers, homeowners, gardeners, pet enthusiasts and all those who enjoy living Life Out Here. Tractor Supply is the largest rural lifestyle retailer in the U.S., ranking 293 on the Fortune 500. The Company’s more than 50,000 Team Members are known for delivering legendary service and helping customers pursue their passions, whether that means being closer to the land, taking care of animals or living a hands-on, DIY lifestyle. In store and online, Tractor Supply provides what customers need – anytime, anywhere, any way they choose at the low prices they deserve.

As of September 28, 2024, the Company operated 2,270 Tractor Supply stores in 49 states. For more information on Tractor Supply, visit www.tractorsupply.com.

Tractor Supply Company also owns and operates Petsense by Tractor Supply, a small-box pet specialty supply retailer providing products and services for pet owners. As of September 28, 2024, the Company operated 205 Petsense by Tractor Supply stores in 23 states. For more information on Petsense by Tractor Supply, visit www.Petsense.com.

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Contacts:

Mary Winn Pilkington (615) 440-4212
Joseph Underwood (615) 440-4658
investorrelations@tractorsupply.com

Forward-Looking Statements

This press release contains certain forward-looking statements, including statements regarding market share gains, value creation, customer trends, new stores and distribution centers, property development plans, return of capital, and long-term financial guidance, including net sales, comparable store sales, operating margin rates, net income, earnings per diluted share, capital expenditures and plans, share repurchase, and sale-leaseback transactions. All forward-looking statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, are subject to the finalization of the Company’s quarterly financial and accounting procedures, and may be affected by certain risks and uncertainties, any one, or a combination, of which could materially affect the results of the Company’s operations. Forward-looking statements are usually identified by or are associated with such words as “will,” “would,” “intend,” “expect,” “continue,” “believe,” “anticipate,” “optimistic,” “forecasted” and similar terminology. Actual results could vary materially from the expectations reflected in these statements. As with any business, all phases of our operations are subject to facts outside of our control. These factors include, without limitation, those factors discussed in the “Risk Factors” section of the Company’s Annual Reports or Form 10-K and other filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended September 28, 2024. Forward-looking statements made by or on behalf of the Company are based on knowledge of its business and the environment in which it operates, but because of the factors listed above, actual results could differ materially from those reflected by any forward-looking statements. Consequently, all of the forward-looking statements made are qualified by these cautionary statements and those contained in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. There can be no assurance that the results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business and operations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.